Exhibit 10.5

ADDENDUM TO LEASE AGREEMENT

This Addendum To Lease Agreement is dated this 18th day of November, 2002, and is attached to that certain Lease Agreement dated October 10, 2002 by and between:

Skyview Business Park, LLC, a Nevada limited liability company, referred to as “Landlord”, and International Integrated Incorporation, a British Virgin Islands Corporation, referred to as “Tenant” collectively referred to as “the parties” concerning that certain leased premises known as 4560 South Decatur Boulevard, Suite 300, Las Vegas, Nevada 89103, consisting of approximately 6,405.01+/- rentable square feet and approximately 5,360 +/- usable square feet.

WHEREAS, the parties hereto wish to amend in its entirety Section 8.03 and include the following mutually agreed upon terms, covenants, conditions and rental obligations to the Lease Agreement which are hereby made a part thereof by this reference as follows:

8.03                           Parking Limitations:  Landlord to build and shall allow the exclusive use of Fourteen (14) covered and lighted parking spaces to be located on the south side of the building at or near the property line.  The spaces shall be lined and marked to the fact that they are reserved for the tenant and it’s employees.  Landlord shall allow Tenant the exclusive use of these fourteen (14) perking spaces for the term of the lease at a rate of Thirty-five and no/100 Dollars ($35.00) per space per month to be paid as Additional Rent.  Tenant and its employees shall not have authorization to park in any other parking spaces designated, and marked as such, for other center tenants.  Tenant hereby authorizes Landlord to tow away from the Center at Tenant’s expense any improperly parked car or cars belonging to Tenant or Tenant’s employees and/or to attached violation stickers or notices to such cars.

ALL OTHER TERMS, COVENANTS, CONDITIONS AND RENTAL OBLIGATIONS PURSUANT TO THIS LEASE DATED October 10, 2002, are incorporated by this reference and are hereby ratified and affirmed by virtue of this Addendum to Lease Agreement and shall remain in full force and effect.

IN WITNESS HEREOF, THE PARTIES HERETO understand and have agreed to this Addendum to Lease Agreement and have affixed their signatures hereto this                  day of                          .

TENANT:	LANDLORD:

International Integrated Incorporated a British Virgin Islands Corporation

Skyview Business Park, LLC a Nevada limited iability Company

By:	By:

Its:	Its: